Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We have issued our report dated 1 May 2015, with respect to the consolidated financial statements of Benitec Biopharma Limited contained in the Amendment No. 2 to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Amendment No. 2 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON AUDIT PTY LTD
GRANT THORNTON AUDIT PTY LTD

Sydney, NSW Australia

10 August 2015